SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                         ______________________

                              FORM S-8

                       REGISTRATION STATEMENT
                               Under
                      The Securities Act of 1933


                         Techne Corporation
            (Exact Name of Registrant as Specified in its Charter)


        Minnesota                            41-1427402
 (State or Other Juris-                   (I.R.S. Employer
  diction of Incorporation               Identification Number)
      or Organization)



                       614 McKinley Place N.E.
                    Minneapolis, Minnesota  55413
            (Address of Principal Executive Office and Zip Code)



                  1997 Incentive Stock Option Plan
                 1998 Nonqualified Stock Option Plan
                      (Full Title of the Plans)

                      Thomas E. Oland, President
                           Techne Corporation
                        614 McKinley Place N.E.
                    Minneapolis, Minnesota  55413
                            (612) 379-8854
         (Name, Address and Telephone Number, Including Area Code,
                        of Agent for Service)


                              Copies to:
                           Melodie R. Rose
                      Fredrikson & Byron, P.A.
                      1100 International Centre
                     Minneapolis, Minnesota  55402



                       CALCULATION OF REGISTRATION FEE
                       -------------------------------

                                                               Proposed
                                         Proposed Maximum      Maximum
Title of Securities    Amount to be      Offering Price       Aggregate            Amount of
to be Registered       Registered(1)       Per Share(2)    Offering Price(2)  Registration Fee
-------------------    ------------      ----------------  -----------------  ----------------
Options to Purchase
Common Stock under
the Plans               Indefinite         $0.00              $0.00              $0.00

Common Stock issuable
upon exercise of
options granted
under the 1997 Plan    1,000,000 shares    $97.59375          $ 97,593,750       $25,765

Common Stock issuable
upon exercise of
options granted
under the 1998 Plan      500,000 shares    $97.59375          $ 48,796,875       $12,882
                                                              ------------       -------
   TOTAL:                                                     $146,390,625       $38,647
                                                              ============       =======


(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on November 13, 2000.




	The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1997 Incentive Stock Option Plan and 1998 Nonqualified Stock Option Plan. The contents of the Registrant's Registration Statements on Form S-8, Reg. No. 333-37263 and Reg. No. 333-88885 are incorporated herein by reference.



                             SIGNATURES

	The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 9th day of November, 2000.


                                     TECHNE CORPORATION
                                     (the "Registrant")


                                     By  /s/ Thomas E. Oland
                                     ------------------------
                                     Thomas E. Oland, President



	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                          (Power of Attorney)

	Each of the undersigned constitutes and appoints Thomas E. Oland and Timothy M. Heaney his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Techne Corporation relating to the Company's 1997 Incentive Stock Option Plan and 1998 Nonqualified Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Signature                Title                        Date
        ---------                -----                        ----

/s/ Thomas E. Oland      Chairman, President, Chief       November 9, 2000
-----------------------  Executive Officer and
Thomas E. Oland          Treasurer (principal executive
                         officer and principal financial
                         and accounting officer)

/s/ Roger C. Lucas       Vice Chairman and Director       November 9, 2000
-----------------------
Roger C. Lucas, Ph.D.

/s/ Howard V. O'Connell  Director                         November 9, 2000
-----------------------
Howard V. O'Connell

/s/ G. Arthur Herbert    Director                         November 9, 2000
-----------------------
G. Arthur Herbert

/s/ Randolph C. Steer,
  M.D., Ph.D.            Director                         November 9, 2000
-----------------------
Randolph C. Steer,
  M.D., Ph.D.


/s/ Lowell E. Sears      Director                         November 9, 2000
-----------------------
Lowell E. Sears

/s/ Christopher S.
  Henney, D.Sc., Ph.D.   Director                         November 9, 2000
-----------------------
Christopher S. Henney,
  D.Sc., Ph.D.


/s/ Timothy M. Heaney    Vice President and Director      November 9, 2000
-----------------------
Timothy M. Heaney



                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                             TECHNE CORPORATION


                       Form S-8 Registration Statement



                               EXHIBIT INDEX


Exhibit
Number     Exhibit Description
------     -------------------
 5         Opinion and Consent of counsel re securities under the Plan
23.1       Consent of counsel (See Exhibit 5)
23.2       Consent of independent accountants
24         Power of attorney (See Signature Page)